Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EST) WEDNESDAY, JULY 26, 2006

LP Reports Second Quarter 2006 Profits

Nashville, TN. (July 26, 2006) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today second quarter net income of $55 million, or $0.52 per diluted share, on sales from continuing operations of $653 million.  In the second quarter of 2005, LP’s net income was $100 million, or $0.90 per diluted share, on sales from continuing operations of $692 million. For the first six months of 2006, LP reported net income of $139 million, or $1.31 per diluted share, on sales from continuing operations of $1.33 billion compared to net income of $202 million, or $1.82 per diluted share, on sales from continuing operations of $1.35 billion for the first six months of 2005.

For the second quarter of 2006, income from continuing operations was $55 million, or $0.52 per diluted share. In the second quarter of 2005, LP’s income from continuing operations was $104 million, or $0.94 per diluted share.  For the first six months 2006, income from continuing operations was $140 million, or $1.32 per diluted share. For the first six months of 2005, income from continuing operations was $210 million, or $1.89 per diluted share.

“Lower OSB pricing levels and the strength of the Canadian dollar reduced our earnings for the second quarter,” said CEO Rick Frost.   “OSB pricing has come off hard as customers work

to understand the direction of the construction market over the next three to six months.  On a positive note, LP recorded the second successive quarter of good earnings from our non-OSB businesses, primarily siding and engineered wood products.”

Frost continued, “We are seeing some regional weakening in new residential construction, which has caused a broad softening in the housing market. However, we continue to rely on our assumptions that solid demographic trends support a strong housing and repair and remodel markets in the mid-to-long term.”

Curt Stevens, LP executive vice president, administration and CFO said, “We remain on course in the execution of our financial strategy, and continue to benefit from a strong financial position.  In the second quarter, we paid down $110 million (CDN) on a term loan and repurchased one million shares of LP stock.  As planned, LP’s strong financial position allows us to weather periods of weaker market demand, and provides us the opportunity to strengthen our market share during these slowdowns.”

At 11:00 a.m. ET (8:00 a.m. PT) today, LP will host a webcast on its second quarter 2006 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net sales	$652.7	$692.0	$1,331.0	$1,353.4

Income before taxes and equity in earnings of unconsolidated affiliates	$73.1	$159.5	$201.1	$324.5

Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$55.2	$104.8	$140.1	$209.9

Income from continuing operations	$55.1	$104.4	$140.0	$209.8

Net income	$55.1	$100.3	$138.8	$202.0

Net income per share - basic	$0.52	$0.90	$1.31	$1.83
- diluted	$0.52	$0.90	$1.31	$1.82
Average shares outstanding (in millions)
Basic	105.3	110.9	105.6	110.5
Diluted	105.8	111.5	106.2	111.3

Calculation of income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income from continuing operations	$55.1	$104.4	$140.0	$209.8

(Gain) loss on sale or impairment of long-lived assets	0.1	(0.7)	—	(0.9)
Other operating credits and charges, net	—	1.4	0.1	1.1
	0.1	0.7	0.1	0.2
Provision for income taxes	—	0.3	—	0.1
	0.1	0.4	0.1	0.1

	$55.2	$104.8	$140.1	$209.9

Per share - basic	$0.52	$0.95	$1.33	$1.90
diluted	$0.52	$0.94	$1.32	$1.89

CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net Sales	$652.7	$692.0	$1,331.0	$1,353.4
OPERATING COSTS AND EXPENSES
Cost of sales	505.7	463.5	991.2	889.1
Depreciation, amortization and cost of timber harvested	32.4	32.4	66.9	65.3
Selling and administrative	40.8	36.1	82.8	73.7
(Gain) loss on sale or impairment of long-lived assets	0.1	(0.7)	—	(0.9)
Other operating credits and charges, net	—	1.4	0.1	1.1
Total operating costs and expenses	579.0	532.7	1,141.0	1,028.3

Income from operations	73.7	159.3	190.0	325.1

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	(10.6)	(1.4)	(8.5)	(2.0)
Interest expense, net of capitalized interest	(14.3)	(15.3)	(27.7)	(31.0)
Investment income	24.3	16.9	47.3	32.4
Total non-operating income (expense)	(0.6)	0.2	11.1	(0.6)

Income before taxes and equity in earnings of unconsolidated affiliates	73.1	159.5	201.1	324.5
Provision for income taxes	18.3	55.2	62.6	115.5
Equity in (earnings) of unconsolidated affiliates	(0.3)	(0.1)	(1.5)	(0.8)

Income from continuing operations	55.1	104.4	140.0	209.8

DISCONTINUED OPERATIONS
Loss from discontinued operations	—	(6.6)	(2.0)	(12.6)
Income tax benefit	—	(2.5)	(0.8)	(4.8)
Loss from discontinued operations	—	(4.1)	(1.2)	(7.8)

Net income	$55.1	$100.3	$138.8	$202.0

Net income per share of common stock (basic):
Income from continuing operations	$0.52	$0.94	$1.32	$1.90
Loss from discontinued operations	—	(0.04)	(0.01)	(0.07)
Net Income - per share basic	$0.52	$0.90	$1.31	$1.83

Net income per share of common stock (diluted):
Income from continuing operations	$0.52	$0.94	$1.32	$1.89
Loss from discontinued operations	—	(0.04)	(0.01)	(0.07)
Net Income - per share diluted	$0.52	$0.90	$1.31	$1.82

Average shares of stock outstanding - basic	105.3	110.9	105.6	110.5
Average shares of stock outstanding - diluted	105.8	111.5	106.2	111.3

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$376.1	$607.6
Short-term investments	834.3	717.3
Receivables, net	128.4	146.8
Inventories	255.8	240.3
Prepaid expenses and other current assets	15.8	14.4
Deferred income taxes	30.5	—
Current portion of notes receivable from asset sales	—	70.8
Total current assets	1,640.9	1,797.2

Timber and timberlands	92.1	92.9

Property, plant and equipment	1,898.3	1,848.9
Accumulated depreciation	(1,128.3)	(1,065.6)
Net property, plant and equipment	770.0	783.3
Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	333.0
Long-term investments	64.5	13.5
Restricted cash	39.6	55.6
Investments in and advances to affliates	221.0	211.0
Other assets	36.0	38.0
Total assets	$3,470.6	$3,598.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$0.6	$18.9
Current portion of limited recourse notes payable	—	69.7
Accounts payable and accrued liabilities	227.1	245.5
Current portion of contingency reserves	12.0	12.0
Total current liabilities	239.7	346.1

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	326.8
Other long-term debt	319.9	408.0
Total long-term debt, excluding current portion	646.7	734.8

Contingency reserves, excluding current portion	24.1	31.4
Other long-term liabilities	62.3	65.8
Deferred income taxes	365.1	377.0

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	433.4	435.5
Retained earnings	1,916.8	1,809.7
Treasury stock	(265.5)	(257.0)
Accumulated comprehensive loss	(68.9)	(62.2)
Total stockholders’ equity	2,132.7	2,042.9
Total liabilities and equity	$3,470.6	$3,598.0

CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Six Months Ended June 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$138.8	$202.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	66.9	66.4
Earnings of unconsolidated affiliates	(1.5)	0.8
(Gain) loss on sale or impairment of long-lived assets	(0.4)	—
Stock based compensation expense related to stock plans	3.2	—
Excess tax benefits from stock based compensation	(3.3)	—
Tax effect of exercise of stock options	—	3.5
Exchange (gain) loss on remeasurement	15.8	6.3
Cash settlement of contingencies	(7.7)	(4.7)
Other	0.2	(2.7)
Decrease in receivables	20.5	5.6
Increase in inventories	(16.6)	(9.6)
Increase in prepaid expenses	(2.0)	(0.1)
Decrease in accounts payable and accrued liabilities	(9.8)	(50.9)
Increase (decrease) in deferred income taxes	(48.0)	34.7
Net cash provided by operating activities	156.1	251.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(64.7)	(67.0)
Proceeds from asset sales	1.5	30.1
Investments in and advances to joint ventures	(8.8)	(52.1)
Cash paid for purchase of investments	(3,602.3)	(2,452.8)
Proceeds from sales of investments	3,439.3	2,421.4
(Increase) decrease in restricted cash under letter of credit requirements	16.0	(0.9)
Other investing activities, net	—	0.1
Net cash used in investing activities	(219.0)	(121.2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(189.1)	—
Receipt of proceeds from notes receivable	70.8	—
Sale of common stock under equity plans	5.5	8.7
Purchase of treasury stock	(22.3)	—
Payment of cash dividends	(31.8)	(24.9)
Excess tax benefits from stock-based compensation	3.3	—
Net cash used in financing activities	(163.6)	(16.2)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5.0)	(2.1)

Net increase (decrease) in cash and cash equivalents	(231.5)	111.8
Cash and cash equivalents at beginning of period	607.6	544.7

Cash and cash equivalents at end of period	$376.1	$656.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net sales:
OSB	$354.6	$403.9	$752.3	$820.1
Siding	148.6	125.2	269.4	220.6
Engineered Wood Products	110.0	120.5	222.4	229.8
Other	39.5	45.6	86.9	88.4
Less: Intersegment sales	—	(3.2)	—	(5.5)
	$652.7	$692.0	$1,331.0	$1,353.4

Operating profit (loss):
OSB	$62.4	$146.6	$173.3	$317.9
Siding	22.9	16.4	41.5	23.4
Engineered Wood Products	9.1	12.1	20.3	17.7
Other	2.8	5.2	8.0	10.7
Other operating credits and charges, net	—	(1.4)	(0.1)	(1.1)
Gain (loss) on sales or impairment of long-lived assets	(0.1)	0.7	—	0.9
General corporate and other expenses, net	(23.1)	(20.2)	(51.5)	(43.6)
Foreign currency gains (losses)	(10.6)	(1.4)	(8.5)	(2.0)
Investment income	24.3	16.9	47.3	32.4
Interest expense	(14.3)	(15.3)	(27.7)	(31.0)
Income from operations before taxes	73.4	159.6	202.6	325.3
Provision for income taxes	18.3	55.2	62.6	115.5
Income from continuing operations	$55.1	$104.4	$140.0	$209.8

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of  “Other operating credits and charges, net” in the Consolidated Statements Of Income for the quarter ended June 30 are described below:

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2005, LP recorded a charge of $1.5 million ($0.9 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the first quarter of 2006, LP recorded a charge of $0.1 million associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

3.              Income Taxes

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Continuing operations	$73.4	$159.6	$202.6	$325.3
Discontinued operations	—	(6.6)	(2.0)	(12.6)
	73.4	153.0	200.6	312.7
Total tax provision	18.3	52.7	61.8	110.7
Net income	$55.1	$100.3	$138.8	$202.0

Accounting standards require that income tax expense be determined using the estimated annual effective tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year applied to year-to-date income or loss at the end of each quarter, further adjusted by any changes in reserve requirements or the impact of statutory tax rate changes, if any.  Each quarter the income tax accrual is adjusted to the latest estimate and the difference from the previously accrued year-to-date balance is adjusted to the current quarter.  For the six months ended June 30, 2006, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the company’s foreign debt structure, state income taxes, and a second quarter reduction in LP’s Canadian deferred tax liabilities due to an enacted decrease in the statutory income tax rate. For the six months ended June 30, 2005, the differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the company’s foreign debt structure and state income taxes.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended June 30,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$18.3	25%	$55.2	35%
Discontinued operations	—		(2.5)	38%
	$18.3	25%	$52.7	34%

	Six Months Ended June 30,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$62.6	31%	$115.5	36%
Discontinued operations	(0.8)	40%	(4.8)	38%
	$61.8	31%	$110.7	35%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Oriented strand board, million square feet 3/8" basis (1)	1,542	1,402	3,035	2,773

Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	65	23	133	23

Wood-based siding, million square feet 3/8" basis	263	264	514	514

Engineered I-Joist, million lineal feet (1)	42	46	85	91

Laminated veneer lumber (LVL), thousand cubic feet	3,026	3,182	5,989	6,375

Composite Decking, million lineal feet	16	14	31	26

(1) Includes volumes produced by joint venture operations and sold to LP.